SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): January 2, 2007
EVERGREEN SOLAR, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-31687	04-3242254

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
138 Bartlett Street
Marlboro, Massachusetts 01752

(Address of principal executive offices)
(508) 357-2221

(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal year.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-3.1 Certificate of Amendment to Articles of Incorporation
EX-10.1 Michael El-Hillow Officer Letter
EX-99.1 Press Release Dated January 3, 2007

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 2, 2007, Donald Muir resigned as chief financial officer (Principal Financial Officer) and secretary of Evergreen Solar, Inc. (“Evergreen” or the “Company”) effective immediately to pursue other opportunities.
On January 2, 2007, Michael El-Hillow, a member of Evergreen’s Board of Directors since August 2004 and Chairman of the Company’s Board of Directors since October 2005, was appointed chief financial officer (Principal Financial Officer) and secretary of the Company, effective immediately. Mr. El-Hillow, 55, served as Senior Vice President and Chief Financial Officer of MTM Technologies, a leading provider of sophisticated information technology solutions and services, from January 2006 to September 2006. Prior to joining MTM Technologies, Mr. El-Hillow served as Executive Vice President and Chief Financial Officer of Advanced Energy Industries, Inc., a global leader in power and control technologies, from October 2001 to December 2005. Prior to joining Advanced Energy, he was Senior Vice President and Chief Financial Officer at Helix Technology Corporation, a major supplier of high-vacuum products principally to the semiconductor capital equipment industry, from 1997 until 2001. Earlier in his career, Mr. El-Hillow was an audit partner at Ernst & Young.
Pursuant to the terms of an offer letter, Mr. El-Hillow will receive a base salary of $325,000 (per annum) and a one time “sign-on” bonus in the gross amount of $25,000. Mr. El-Hillow will also be eligible to receive a target bonus of 60% of his base salary based on the financial performance of the Company and specific strategic goal attainment. The Company has agreed to grant Mr. El-Hillow 200,000 shares of restricted stock, subject to a four-year vesting schedule. Mr. El-Hillow will also be entitled to participate in the compensation and benefits programs that are available to the Company’s executive officers generally. The foregoing description of Mr. El-Hillow’s offer letter is qualified in its entirety by the offer letter that is filed as Exhibit 10.1 to this report on Form 8-K.
In connection with his appointment as chief financial officer (Principal Financial Officer) of the Company, Mr. El-Hillow resigned from Evergreen’s Board of Directors effective immediately. Richard M. Feldt, Evergreen’s President and Chief Executive Officer, will serve as Chairman of the Board of Directors and Edward C. Grady will serve as the lead outside director.
On January 5, 2007, the Compensation Committee of the Board of Directors of Evergreen Solar, Inc. (the “Company”), after considering a competitive market review of total compensation for its executive officers, finalized the 2007 fiscal year base salaries, effective as of January 2007, for the following named executive officers: Richard M. Feldt, President and Chief Executive Officer, $400,000; Dr. Brown F. Williams, Vice President, Research and Development, $325,000; Dr. Terry Bailey, Senior Vice President, Marketing and Sales, $230,000; Richard G. Chleboski, Vice President of Worldwide Expansion, $230,000; and Gary T. Pollard, Vice President, Human Resources, $180,000.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal year.
On January 5, 2007, at a special meeting of shareholders held in Marlboro, Massachusetts, the Company’s stockholders approved an amendment to the Company’s Certificate of Incorporation to increase the number of shares of Common Stock, par value $0.01, that the Company is authorized to issue from 100,000,000 shares to 150,000,000 shares. On January 8, 2007, the Company filed a Certificate of Amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware, reflecting the increase in authorized shares. The Amendment became effective on January 8, 2007. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to Articles of Incorporation.

10.1	Michael El-Hillow Offer letter.

99.1	Press Release dated January 3, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERGREEN SOLAR, INC.
By:	/s/ Michael El-Hillow
Michael El-Hillow
Chief Financial Officer

Dated: January 8, 2007

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
3.1	Certificate of Amendment to Articles of Incorporation

10.1	Michael El-Hillow Offer letter.

99.1	Press Release dated January 3, 2007.